UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019
ORGANOVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter) Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr., San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Organovo Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on September 5, 2019.   Of the 130,279,463 shares of the Company’s Common Stock outstanding as of July 8, 2019 (the “Record Date”), 98,580,175 shares, or 75.67%, were represented at the Annual Meeting either in person or by proxy, which total constituted a quorum of the issued and outstanding shares as of the Record Date .

A description of each proposal voted upon at the Annual Meeting is described in detail in the Company’s Proxy Statement. The number of votes cast “For” and “Withheld” and “Against” and the number of “Abstentions” and “Broker Non-Votes” with respect to each proposal voted upon are set forth below.

(1)Election of Directors. The Company’s stockholders elected Taylor Crouch and Mark Kessel, as Class II directors, with the approval of  93.77_% and 93.78%, of the votes cast, respectively, to hold office until the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified. The following table shows the tabulation of the votes cast “For” and “Withheld” for each of Taylor Crouch and Mark Kessel as well as the “Broker Non-Votes” submitted for this proposal:

Director	For	Withheld	Broker Non-Votes
Taylor Crouch	40,194,745	2,672,569	55,712,861
Mark Kessel	40,199,856	2,667,458	55,712,861

(2)Ratification of Auditors. The Company’s stockholders ratified the appointment of Mayer Hoffman McCann P.C., with the approval of 98.15% of the votes cast, as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” submitted for this proposal:

For	Against	Abstentions
95,572,780	1,801,000	1,206,394

(3)Advisory Vote on Executive Compensation. The Company’s stockholders, on a non-binding, advisory basis, approved the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, with the approval of   65.17% of the votes cast. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” and “Broker-Non-Votes” submitted for this proposal:

For	Against	Abstentions	Broker Non-Votes
27,665,468	14,781,993	419,853	55,712,861

(4)Advisory Vote on Frequency of Executive Compensation. The Company’s stockholders, on a non-binding, advisory basis, approved the frequency of the advisory vote on the Company’s executive compensation of one year, with the approval of  95.13% of the votes cast. The following table shows the tabulation of the votes cast for each frequency as well as the “Abstentions” and “Broker-Non-Votes” submitted for this proposal:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
40,549,283	313,766	1,759,240	0	55,957,886

(5)Approval of Reverse Stock Split. The Company’s stockholders approved the authorization of Company’ Board of Directors, in its discretion but in no event later than the date of the 2020 Annual Meeting of Stockholders, to amend the Company’s Certificate of Incorporation, as previously amended, to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-5 to 1-for-20, such ratio to be determined by the Board of Directors and included in a public announcement, with the approval of 64.83% of the Company’s outstanding Common Stock as of the Record Date.  The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” submitted for this proposal:

For	Against	Abstentions
84,455,125	12,025,380	2,099,670

No other items were presented for stockholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: September 5, 2019	/s/ Taylor Crouch
Taylor Crouch
Chief Executive Officer and President